As filed with the Securities and Exchange Commission on October 30, 2015
___________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 30, 2015
______________________

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
_____________________

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On October 30, 2015, Oppenheimer Holdings Inc. (the “Company”) issued a press release announcing its third quarter 2015 earnings. A copy of the October 30, 2015 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1 Oppenheimer Holdings Inc.’s Press Release dated October 30, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: October 30, 2015 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

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EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.’s Press Release dated October 30, 2015

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Exhibit 99.1

Oppenheimer Holdings Inc. Reports Third Quarter 2015
Earnings and Announces Quarterly Dividend

New York, October 30, 2015 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported a net loss of $0.9 million or $0.07 basic loss per share for the third quarter of 2015 compared with net income of $4.5 million or $0.33 basic earnings per share for the third quarter of 2014. Loss before income tax benefit was $1.5 million for the third quarter of 2015 compared with income before income tax provision of $10.9 million for the third quarter of 2014. Revenue for the third quarter of 2015 was $213.5 million compared with revenue of $244.7 million for the third quarter of 2014, a decrease of 12.7%.

Summary Operating Results (Unaudited)
('000s, except Earnings (Loss) Per Share and Book Value Per Share)
	For the 3-Months Ended			For the 9-Months Ended
	9/30/2015	9/30/2014	% Change	9/30/2015	9/30/2014	% Change
Revenue	$213,536	$244,679	(12.7)	$698,025	$749,536	(6.9)
Income (Loss) Before Income Tax Provision (Benefit)	$(1,527)	$10,896	*	$10,954	$16,141	(32.1)
Net Income (Loss) (1)	$(908)	$4,470	*	$5,106	$6,140	(16.8)
Earnings (Loss) Per Share (1)
Basic	$(0.07)	$0.33	*	$0.37	$0.45	(17.8)
Diluted	$(0.07)	$0.31	*	$0.36	$0.43	(16.3)
Weighted Average Number of Common Shares Outstanding
Basic	13,691	13,630	0.4	13,714	13,595	0.9
Diluted	13,691	14,297	(4.2)	14,339	14,217	0.9
	As of:			As of:
	9/30/2015	9/30/2014	% Change	9/30/2015	12/31/2014	% Change
Book Value Per Share	$38.92	$38.63	0.8	$38.92	$38.71	0.5
Tangible Book Value Per Share	$26.29	$26.19	0.4	$26.29	$26.27	0.1

(1)	Attributable to Oppenheimer Holdings Inc.
* Not comparable

Global economic growth concerns persisted during the period with the cross-currents created by low growth in China, weak commodity prices, and a variety of geo-political concerns emanating from the migrant issues from Syria. A strong U.S. dollar, continued low interest rates, and weak oil prices contributed to slowing growth in the U.S. creating expectations for weak corporate earnings for the third quarter of 2015. These issues led to high volatility and lower equity prices during the quarter. The period was also characterized by low levels of investor activity and deteriorating valuations as the S&P 500 declined 6.9% for the quarter leading to overall negative returns for 2015.

Albert G. Lowenthal, Chairman and CEO commented, “Operating results for the period were significantly impacted by low levels of activity and declining asset prices reflecting client concerns around the direction of the economy and the potential for action by the Federal Reserve on interest rates. Retail investor activity during the period was the lowest it has been in several years. Market volatility and slow global growth contributed to lower equities underwriting activity during the period and some merger and acquisition activity getting postponed. We were pleased with the continued solid performance of our Commercial Mortgage Banking business and the contribution from our fee-based business during the period as we see the continuation of a trend of clients migrating from brokerage to managed relationships. We believe that the expected rise in interest rates, whenever it should occur, will significantly and positively impact our profitability as well as investor confidence in the strength and duration of the recent expansion."

Financial Highlights

•
Commission revenue was $101.2 million for the third quarter of 2015, a decrease of 8.7% compared with $110.9 million for the third quarter of 2014 due to reduced transaction volumes from retail investors during the third quarter of 2015.

•
Advisory fees were $69.6 million for the third quarter of 2015, a decrease of 2.0% compared with $71.0 million for the third quarter of 2014 due to decreases in advisory fees on traditional managed products.

•
Investment banking revenue decreased 51.1% to $16.5 million for the third quarter of 2015 compared with $33.8 million for the third quarter of 2014 due to lower fees from mergers and acquisitions activity and equities underwriting during the third quarter of 2015.

•
Principal transactions revenue had a loss of $3.3 million during the third quarter of 2015 compared with a gain of $4.3 million for the third quarter of 2014 due to lower interest rate lock commitments in the commercial mortgage banking business and declines in government and municipal bond trading during the third quarter of 2015.

Business Segment Results (Unaudited)
('000s)
	For the 3-Months Ended			For the 9-Months Ended
	9/30/2015	9/30/2014	% Change	9/30/2015	9/30/2014	% Change
Revenue
Private Client	$122,324	$142,606	(14.2)	$396,039	$435,770	(9.1)
Asset Management	23,849	24,801	(3.8)	73,654	74,443	(1.1)
Capital Markets	60,585	71,226	(14.9)	202,282	221,324	(8.6)
Commercial Mortgage Banking	6,058	6,349	(4.6)	25,413	18,179	39.8
Corporate/Other	720	(303)	*	637	(180)	*
	213,536	244,679	(12.7)	698,025	749,536	(6.9)
Income (Loss) Before Income Tax Provision (Benefit)
Private Client	14,905	18,898	(21.1)	45,064	36,766	22.6
Asset Management	7,563	8,264	(8.5)	23,250	24,300	(4.3)
Capital Markets	(2,016)	5,699	*	8,342	23,965	(65.2)
Commercial Mortgage Banking	1,046	1,815	(42.4)	8,814	7,269	21.3
Corporate/Other	(23,025)	(23,780)	(3.2)	(74,516)	(76,159)	(2.2)
	$(1,527)	$10,896	*	$10,954	$16,141	(32.1)

* Not comparable

Private Client

Private Client reported revenue of $122.3 million for the third quarter of 2015, 14.2% lower than the third quarter of 2014, due to lower levels of transaction-based business during the third quarter of 2015. Income before income tax provision was $14.9 million for the third quarter of 2015, a decrease of 21.1% compared with the third quarter of 2014 due to lower levels of activity, as noted above, partially offset by decreases in legal and regulatory costs during the third quarter of 2015.

•
Client assets under administration were $79.6 billion at September 30, 2015 compared to $87.3 billion at December 31, 2014, a decrease of 8.8% due to declines in the equity markets during the third quarter of 2015.

•
Financial adviser headcount was 1,262 at the end of the third quarter of 2015 (1,273 at the end of the second quarter of 2015), down from 1,353 at the end of the third quarter of 2014. The reduction primarily reflects the Company's ongoing review of financial adviser productivity, compliance, and client service.

•	Retail commissions were $59.8 million for the third quarter of 2015, a decrease of 18.3% from the third quarter of 2014.

•	Advisory fee revenue on traditional and alternative managed products was $47.1 million for the third quarter of 2015, a decrease of 1.4% over the third quarter of 2014.

•
The Company has discontinued offering retail money market funds and clients have transferred most of their client money market fund balances to FDIC-insured bank deposits. Interest earned on FDIC-insured bank deposits was $3.3 million during the third quarter of 2015 versus $1.4 million for the third quarter of 2014. Money market fee waivers totaled $158,000 during the third quarter of 2015 compared to waivers of $7.8 million during the third quarter of 2014. The elimination of money market fee waivers was due to the movement of client assets out of money market fund products and into FDIC-insured bank deposits reflecting changes in regulatory rules that govern money market fund products.

Asset Management

Asset Management reported revenue of $23.8 million for the third quarter of 2015, 3.8% lower than the third quarter of 2014. Income before income tax provision was $7.6 million for the third quarter of 2015, a decrease of 8.5% compared with the third quarter of 2014.

•
Advisory fee revenue on traditional and alternative managed products was $22.4 million for the third quarter of 2015, a decrease of 3.3% over the third quarter of 2014. Advisory fees are calculated based on the value of client assets under management (“AUM”) at the end of the prior quarter which totaled $25.6 billion at June 30, 2015 ($26.5 billion at June 30, 2014) and are allocated to the Private Client and Asset Management business segments.

•
AUM decreased 8.8% to $23.7 billion at September 30, 2015, compared to $26.0 billion at September 30, 2014, which is the basis for advisory fee billings for the fourth quarter of 2015. The decrease in AUM was comprised of asset depreciation of $1.0 billion and net redemption of assets of $1.3 billion.

Capital Markets

Capital Markets reported revenue of $60.6 million for the third quarter of 2015, 14.9% lower than the third quarter of 2014, primarily due to lower advisory fees from mergers and acquisitions activity and equities underwriting fees. Loss before income tax benefit was $2.0 million for the third quarter of 2015, compared with income before income tax provision of $5.7 million for the third quarter of 2014.

•	Institutional equities commissions increased 9.9% to $29.3 million for the third quarter of 2015 compared with the third quarter of 2014.

•
Advisory fees from investment banking activities decreased 65.3% to $4.8 million in the third quarter of 2015 compared with the prior year quarter due to a decrease in mergers and acquisitions activity during the third quarter of 2015.

•	Equity underwriting fees decreased 53.1% to $6.5 million for the third quarter of 2015 compared with the third quarter of 2014.

•	Revenue from Taxable Fixed Income increased 8.9% to $14.4 million for the third quarter of 2015 compared with the third quarter of 2014.

•	Public Finance and Municipal Trading revenue decreased 1.8% to $5.6 million for the third quarter of 2015 compared with the third quarter of 2014.

Commercial Mortgage Banking

Commercial Mortgage Banking reported revenue of $6.1 million for the third quarter of 2015, 4.6% lower than the third quarter of 2014, primarily due to increases in the assumption of pre-payment penalties on behalf of borrowers (reported as contra revenue) partially offset by an increase in loan modifications of commercial mortgages during the third quarter of 2015. Income before income tax provision was $1.0 million for the third quarter of 2015, a decrease of 42.4% compared with the third quarter of 2014.

•
Premium income earned from loan modifications was $5.8 million in the third quarter of 2015 compared with $4.0 million in the third quarter of 2014 as the Company modified 11 commercial loans (5 in the third quarter of 2014) with an aggregate principal loan balance of $75.7 million ($36.6 million in the third quarter of 2014).

•
Loan origination fees for the third quarter of 2015 were $1.7 million, a decrease of 15.0% compared with the third quarter of 2014, as the Company originated 10 commercial loans (13 in the third quarter of 2014) with an aggregate principal loan balance of $142.7 million ($91.1 million in the third quarter of 2014).

•	Net servicing revenue for the third quarter of 2015 was $1.5 million compared with $1.4 million for the comparable period in 2014, an increase of 7.1%.

•	Principal loan balances related to servicing activities totaled $4.1 billion at September 30, 2015, up 2.5% from September 30, 2014.

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $142.7 million during the third quarter of 2015, a decrease of 11.5% compared to the third quarter of 2014. The decrease was due to lower production, incentive, share-based, and deferred compensation expenses during the third quarter of 2015. Compensation and related expenses as a percentage of revenue was 66.8% during the third quarter of 2015 compared to 65.9% during the third quarter of 2014.

Non-Compensation Expenses

Non-compensation expenses were $72.3 million during the third quarter of 2015, a decrease of 0.2% compared to $72.4 million during the same period in 2014 as lower legal and regulatory costs were offset by higher professional and consulting fees and clearing charges during the third quarter of 2015.

Provision for Income Taxes

The effective income tax rate for the third quarter of 2015 was 49.1% compared with 57.6% for the third quarter of 2014. The effective income tax rate for the third quarter of 2014 was significantly impacted by non-deductible charges associated with regulatory matters that were recorded in the first and second quarters of 2014 and their size relative to the amount estimated for income before income taxes for the full fiscal year ended December 31, 2014.

Balance Sheet and Liquidity

•	At September 30, 2015, total equity was $529.8 million compared with $533.7 million at December 31, 2014.

•	At September 30, 2015, book value per share was $38.92 (compared with $38.71 at December 31, 2014) and tangible book value per share was $26.29 (compared with $26.27 at December 31, 2014).

•
The Company’s level 3 assets, primarily auction rate securities, were $116.0 million at September 30, 2015 (compared with $108.7 million at December 31, 2014). The increase in level 3 assets was due to increases in auction rate securities and interest rate lock commitments.

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on November 27, 2015 to holders of Class A non-voting and Class B voting common stock of record on November 13, 2015.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, investment management, and commercial mortgage banking. With roots tracing back to 1881, the firm is headquartered in New York and has 90 offices in 24 states and 6 foreign jurisdictions.

Forward-Looking Statements

This press release includes certain “forward-looking statements” relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting “Forward-Looking Statements” and Part 1A – Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Oppenheimer Holdings Inc.
Consolidated Income Statement (unaudited)
('000s, except EPS)
	For the 3-Months Ended			For the 9-Months Ended
	9/30/2015	9/30/2014	% Change	9/30/2015	9/30/2014	% Change
REVENUE
Commissions	$101,243	$110,862	(8.7)	$314,494	$349,062	(9.9)
Advisory fees	69,557	70,957	(2.0)	212,766	209,592	1.5
Investment banking	16,548	33,841	(51.1)	72,873	94,164	(22.6)
Interest	14,384	12,449	15.5	37,449	37,387	0.2
Principal transactions, net	(3,339)	4,272	*	16,926	24,883	(32.0)
Other	15,143	12,298	23.1	43,517	34,448	26.3
	213,536	244,679	(12.7)	698,025	749,536	(6.9)

EXPENSES
Compensation and related expenses	142,746	161,334	(11.5)	464,051	493,135	(5.9)
Communications and technology	16,475	15,991	3.0	50,050	50,261	(0.4)
Occupancy and equipment costs	16,158	15,801	2.3	47,920	47,105	1.7
Clearing and exchange fees	6,909	5,969	15.7	19,542	17,885	9.3
Interest	4,541	4,127	10.0	12,956	13,703	(5.5)
Other	28,234	30,561	(7.6)	92,552	111,306	(16.8)
	215,063	233,783	(8.0)	687,071	733,395	(6.3)

Income (loss) before income tax provision (benefit)	(1,527)	10,896	*	10,954	16,141	(32.1)
Income tax provision (benefit)	(750)	6,271	*	4,965	9,349	(46.9)
Net income (loss) for the period	(777)	4,625	*	5,989	6,792	(11.8)
Less net income attributable to non-controlling interest, net of tax	131	155	(15.5)	883	652	35.4
Net income (loss) attributable to Oppenheimer Holdings Inc.	$(908)	$4,470	*	$5,106	$6,140	(16.8)

Earnings (loss) per share attributable to Oppenheimer Holdings Inc.
Basic	$(0.07)	$0.33	*	$0.37	$0.45	(17.8)
Diluted	$(0.07)	$0.31	*	$0.36	$0.43	(16.3)

Weighted Average Number of Common Shares Outstanding
Basic	13,691	13,630	0.4	13,714	13,595	0.9
Diluted	13,691	14,297	(4.2)	14,339	14,217	0.9

* Not comparable